UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: November 19, 2014

(Date of earliest event reported)

LOGITECH INTERNATIONAL S.A.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-29174

Canton of Vaud, Switzerland	None
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Logitech International S.A.

Apples, Switzerland

c/o Logitech Inc.

7600 Gateway Boulevard

Newark, California 94560

(Address of principal executive offices and zip code)

(510) 795-8500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On November 19, 2014, Logitech International S.A. (“Logitech” or the “Company”) received a notification from the Nasdaq Stock Market LLC (“Nasdaq”) as a result of the Company’s failure to file the Company’s Quarterly Report on Form 10-Q for the fiscal period ended September 30, 2014 (the “Second Quarter Fiscal Year 2015 Form 10-Q”) as required under Nasdaq’s Listing Rule 5250(c)(1). As previously disclosed, Nasdaq has granted an exception to Nasdaq Listing Rule 5250(c)(1), extending the deadline for the Company to file all delinquent periodic reports until November 26, 2014. That extension also applies to the Second Quarter Fiscal Year 2015 Form 10-Q. The Company expects to file the Second Quarter Fiscal Year 2015 Form 10-Q by that deadline.

Special Note Regarding Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding: the timing of filing the Company’s Second Quarter Fiscal Year 2015 Form 10-Q. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements in this Form 8-K include, but are not limited to, the Company’s ability to complete the accounting review associated with the Second Quarter Fiscal Year 2015 Form 10-Q by November 26, 2014. In addition, please refer to the risk factors contained in Logitech’s periodic filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2014, available at www.sec.gov, under the caption Risk Factors and elsewhere. Logitech does not undertake any obligation to update any forward-looking statements to reflect new information or events or circumstances occurring after the date of this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Logitech International S.A.

/s/ Vincent Pilette
Vincent Pilette
Chief Financial Officer

November 25, 2014